UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 7, 2011(October 5, 2011)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 6, 2011, BreitBurn Energy Partners L.P. (the “Partnership”), completed  the previously announced acquisition by BreitBurn Operating L.P. (“BreitBurn Operating”), a wholly owned subsidiary of the Partnership, of  certain assets  (the “Cabot Assets”) from Cabot Oil & Gas Corporation (“Cabot”).

The Cabot Assets acquired by BreitBurn Operating under the Asset Purchase Agreement (the “Purchase Agreement”) with Cabot consist of oil and gas properties which are approximately 95% natural gas reserves and are located primarily in the Evanston and Green River Basins of Southwest Wyoming. The Cabot Assets also include limited acreage and non-operated oil and gas interests in Colorado and Utah.  Pursuant to the terms and conditions of the Purchase Agreement, BreitBurn Operating completed the acquisition of the Cabot Assets in exchange for $283 million in cash, subject to ordinary adjustments (the “Cabot Acquisition”).  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, previously filed on July 29, 2011 as Exhibit 10.1 to our Current Report on Form 8-K.

Item 7.01  Regulation FD Disclosure.

      On October 6, 2011, the Partnership issued a press release announcing the completion of the Cabot Acquisition.  A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.

The information set forth in this Current Report on Form 8-K provided under Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01  Other Events.

In connection with the completion of the Cabot Acquisition, the Partnership is providing the following updated disclosure with respect to the Partnership’s bank credit facility.

Fourth Amendment to Bank Credit Facility

On October 5, 2011, the Partnership entered into the Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated May 7, 2010, with BreitBurn Operating as borrower, and the Partnership and its wholly-owned subsidiaries, as guarantors, for a four-year, $1.5 billion revolving credit facility with Wells Fargo Bank, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender and a syndicate of banks.   The Fourth Amendment provides for an increase in the volume of permitted gas imbalances under the Credit Agreement from 300,000 Mcf to 1,000,000 Mcf.

The description of the Fourth Amendment set forth above in this Current Report is qualified in its entirety by reference to the Fourth Amendment, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

The unaudited statements of revenue and direct operating expenses for the Cabot Assets for the six months ended June 30, 2011 and 2010, and the audited statements of revenue and direct operating expenses for the Cabot Assets for the years ended December 31, 2010 and 2009, and the related notes thereto, are attached hereto as Exhibit 99.2.

(b)  Pro forma financial information.

The unaudited pro forma combined balance sheet of the Partnership as of June 30, 2011 and the unaudited pro forma combined statements of operations for the year ended December 31, 2010 and for the six months ended June 30, 2011 and the related notes thereto, which give effect to the Cabot Acquisition, are attached hereto as Exhibit 99.3.

(d)  Exhibits.

Exhibit No.	Exhibit Description

10.1	Fourth Amendment dated October 5, 2011 to the Second Amended and Restated Credit Agreement dated May 7, 2010.
23.1	Consent of PricewaterhouseCoopers LLP
99.1	BreitBurn Energy Partners L.P. press release dated October 6, 2011 announcing completion of the Cabot Acquisition.
99.2
Unaudited statements of revenue and direct operating expenses for the Cabot Assets for the six months ended June 30, 2011 and 2010, and the audited statements of revenue and direct operating expenses for the Cabot Assets for the years ended December 31, 2010 and 2009, and the related notes thereto.

99.3
Unaudited pro forma combined balance sheet of the Partnership as of June 30, 2011 and the unaudited pro forma combined statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 and the related notes thereto, which give effect to the Cabot Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: October 7, 2011	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer